Exhibit 10.16

[###] Certain exhibits or schedules to this exhibit have been omitted in compliance with Regulation S-K Item 601(a)(5).

[***] Portions of this exhibit have been redacted in compliance with Regulation S-K Item 601(a)(6).

[†††] Pursuant to Item 601(b)(10) of Regulation S-K, certain information contained in this document, marked by brackets, has been omitted because it is both not material and is the type of information that the registrant treats as private or confidential.

TRANSITION AGREEMENT AND RELEASE

This Transition Agreement and Release (“Agreement”) is made by and between Samuel Kintz (“Executive”) and Enliven Therapeutics, Inc. (the “Company”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive was employed by the Company;

WHEREAS, on February 29, 2024, Executive signed a Confirmatory Employment Letter, As Amended and Restated (“Employment Letter”);

WHEREAS, on February 29, 2024, Executive signed an Amended and Restated Change in Control and Severance Agreement (“Severance Agreement”);

WHEREAS, on February 29, 2024, Executive signed a Confidential Information and Invention Assignment Agreement (“Confidentiality Agreement”);

WHEREAS, the Company previously granted Executive certain stock options (each an “Option” and collectively the “Options”) to purchase shares of the Company’s Common Stock (“Shares”), with each such Option subject to the terms of either the Company’s Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”) or the Company’s 2019 Equity Incentive Plan, as amended (the “2019 Plan,” and together with the 2020 Plan, each an “Equity Plan”) and an option agreement under the applicable Equity Plan between Executive and the Company (each an “Option Agreement” and collectively the “Option Agreements,” and together with each Equity Plan, the “Stock Agreements”), each of which outstanding Options is set forth in the schedule attached hereto as Exhibit A;

WHEREAS, the Parties mutually agree that as of December 11, 2025, Executive’s employment with the Company will terminate (the “Separation Date”), at which point Executive immediately will become a consultant, pursuant to a consulting agreement between Enliven Inc., the Company’s wholly owned subsidiary, and Executive in the form attached hereto as Exhibit B (the “Consulting Agreement”);

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that Executive may have against the Company and any of the Releasees (as defined below), including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Company.

NOW, THEREFORE, in consideration of the mutual promises made herein, the Company and Executive hereby agree as follows:

COVENANTS

1.
Consideration. In consideration of Executive’s execution and non-revocation of this Agreement and Executive’s fulfillment of all terms and conditions, the Parties agree as follows:

a.
Post-Employment Consulting Services. Commencing on December 12, 2025, Executive shall perform transition services for the Company in which role Executive shall provide ad hoc consulting services (the “Consulting Services”) to the Company [†††] pursuant to the terms set forth in the Consulting Agreement. Executive is free to terminate the Consulting Agreement at any time, for any reason or for no reason and the Company is free to terminate the Consulting Agreement at any time, for any reason or for no reason. Nothing in this Agreement shall in any way be construed to constitute Executive as a continuing agent, officer, executive, or representative of the Company after the Effective Date (as defined below). Executive shall perform the Consulting Services solely as an independent contractor.
b.
2025 Bonus. The Company will pay Executive the amount of the bonus Executive would have been eligible to receive pursuant to the terms of the Employment Letter had Executive remained employed by the Company through the date that the Company issues payment for 2025 executive bonuses to the Company’s executives (the “2025 Bonus Payment Date”), subject to Executive entering into the Consulting Agreement and continuing to provide Consulting Services through the 2025 Bonus Payment Date. Subject to the preceding sentence, the Company will issue payment to Executive of such amount on the 2025 Bonus Payment Date.
c.
COBRA Reimbursement. The Company shall reimburse Executive for the payments Executive makes for COBRA coverage until December 31, 2026, provided Executive timely elects and pays for continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), within the time period prescribed pursuant to COBRA. COBRA reimbursements shall be made by the Company to Executive consistent with the Company’s normal expense reimbursement policy, provided that Executive submits documentation to the Company substantiating Executive’s payments for COBRA coverage. Notwithstanding the preceding, if the Company determines in its sole discretion that it cannot provide COBRA reimbursement benefits without potentially violating applicable law (including, without limitation, Section 2716 of the Public Health Service Act), the Company will instead provide the Executive a taxable payment in an amount equal to the monthly COBRA premium that the Executive would be required to pay to continue the Executive’s group health coverage in effect on the date of termination of employment (which amount will be based on the premium for the first month of COBRA coverage), which payments will be made regardless of whether the Executive elects COBRA continuation coverage and will commence in the month following the month of the Separation Date and continue for the period of months indicated in this section.
d.
Equity Acceleration. As of the Effective Date (as defined below), a number of the outstanding and unvested Shares subject to certain of the Options, as set forth in Exhibit A under the column titled “Number of Shares Accelerating on Separation Date upon effectiveness of

Separation Agreement”, shall accelerate and become fully vested and exercisable (the “Acceleration”).
e.
Option Post-Termination Exercise Period Extension. As of the Effective Date, each Option’s post-termination exercise period will be extended until the term or expiration date of the Option, as set forth in the applicable Option Agreement (in either event, unless the Option is otherwise earlier terminated in accordance with the terms of the applicable Equity Plan); provided that each Option will immediately be forfeited for no consideration without the opportunity to exercise if Executive has materially violated the terms of this Agreement, the Consulting Agreement or the surviving provisions of the Confidentiality Agreement on the date of such determination (the “PTEP Extension”). Executive acknowledges and agrees that this PTEP Extension of each Option’s post-termination exercise period is a “modification” of the Option for purposes of the Option’s qualification as an incentive stock option (“ISO”) under Section 422 of the Internal Revenue Code of 1986, as amended. Executive further acknowledges and agrees that, to the extent the Option is considered an ISO, the extension of the post-termination exercise period with respect to the Option will cause the Option to cease to be an ISO and instead be treated as a nonstatutory stock option (“NSO”) as of the Effective Date, which will be subject to all applicable tax withholdings upon exercise. Executive is advised to consult with Executive’s tax or other applicable adviser with respect to the tax consequences of this Agreement amending the terms of the Options and the tax consequences to Executive of Executive’s exercise of the Options and disposition of any Shares acquired upon such exercise. Executive acknowledges and agrees that Executive remains solely responsible for all employee-related taxes associated with the exercise of the Options.
f.
Acknowledgement. Executive acknowledges that without this Agreement, Executive is otherwise not entitled to the consideration listed in this Section 1 and that Executive is not and will not be entitled to any other severance payments, equity, or benefits under the Employment Letter, the Severance Agreement, or otherwise. Executive acknowledges that Executive will not be eligible to earn, and will not receive, any bonus payment for the 2026 calendar year.

2.
Stock. The Parties agree that, for purposes of determining the number of Shares that Executive is entitled to purchase from the Company pursuant to any Options, as of the Separation Date, Executive will be considered to have vested in such number of Shares as set forth in Exhibit A attached hereto. Subject to Section 1(d) and 1(e) of this Agreement, the Options, including the exercise of any vested Options and the underlying Shares, shall continue to be governed by the terms and conditions of the applicable Stock Agreements. Notwithstanding the foregoing, the Parties agree to treat the Separation Date as a termination of Executive’s continuous service to the Company for purposes of the applicable Stock Agreements, meaning that, on the Separation Date, (i) all remaining outstanding and unvested Shares subject to each Option will (subject to the Acceleration provided for in Section 1(d) of this Agreement) be automatically forfeited and return to the 2020 Plan’s share reserve, and (ii) the post termination exercise period of each Option will start to run (subject to the PTEP Extension provided for in Section 1(e) of this Agreement).

3.
Benefits. Other than as provided in Section 1, Executive’s participation in all benefits and incidents of employment, including, but not limited to health insurance benefits, the accrual of bonuses, vacation, and paid time off, if any, ceased as of the Separation Date.

4.
Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Agreement, the Company has paid or provided all salary, wages, bonuses, accrued vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive.

5.
Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Company and its current and former: officers, directors, employees, agents, investors, attorneys, shareholders, administrators, affiliates, benefit plans, plan administrators, professional employer organization or co-employer, insurers, trustees, divisions, and subsidiaries, and predecessor and successor corporations and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the Effective Date of this Agreement, including, without limitation:

a. any and all claims relating to or arising from Executive’s employment relationship with the Company and the termination of that relationship;

b. any and all claims relating to, or arising from, Executive’s right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

c. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied; breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; conversion; and disability benefits;

d. any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Rehabilitation Act of 1973; the Americans with Disabilities Act of 1990; the Equal Pay Act; the Fair Labor Standards Act; the Fair Credit Reporting Act; the Age Discrimination in Employment Act of 1967; the Older Workers Benefit Protection Act; the Executive Retirement Income Security Act of 1974; the Worker Adjustment and Retraining Notification Act; the Family and Medical Leave Act; the Uniformed Services Employment and Reemployment Rights Act; the Immigration Reform and Control Act; the National Labor Relations Act; the Colorado Anti-Discrimination Act; the Colorado Overtime and Minimum Pay Standards Order; Colorado Minimum Wage Order No. 32; the Colorado Healthy Families and Workplaces Act; the Colorado Labor Relations Act; the Colorado Labor Peace Act; the Colorado Workplace Accommodations for Nursing Mothers Act; the Colorado Pregnant Workers Fairness Act; the Colorado Lawful Off-Duty Activities statute; the Colorado Personnel Files Employee Inspection Right statute; Colorado FAMLI; and the Colorado Equal Pay Act;

e. any and all claims for violation of the federal or any state constitution;

f. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

g. any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any of the proceeds received by Executive as a result of this Agreement; and

h. any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this Section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law, including any Protected Activity (as defined below). This release does not extend to any right Executive may have to unemployment compensation benefits or workers’ compensation benefits. Executive represents that Executive has made no assignment or transfer of any right, claim, complaint, charge, duty, obligation, demand, cause of action, or other matter waived or released by this Section.

6.
Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967 (“ADEA”), and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Executive signs this Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has twenty-one (21) days within which to consider this Agreement; (c) Executive has seven (7) days following Executive’s execution of this Agreement to revoke this Agreement; (d) this Agreement shall not be effective until after the revocation period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Company in less than the 21-day period identified above, Executive hereby acknowledges that Executive has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement. Executive acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Company’s behalf that is received prior to the Effective Date. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

7.
Unknown claims. Executive acknowledges that Executive has been advised to consult with legal counsel and that Executive is familiar with the principle that a general release does not extend to claims that the releaser does not know or suspect to exist in Executive’s favor at the time of executing the release, which, if known by Executive, must have materially affected Executive’s settlement with the Releasees. Executive, being aware of said principle, agrees to expressly waive any rights Executive may have to that effect, as well as under any other statute or common law principles of similar effect.

8.
No Pending or Future Lawsuits. Executive represents that Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Company or any of the other Releasees. Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Company or any of the other Releasees.

9.
Trade Secrets and Confidential Information/Company Property. Executive acknowledges that, separate from this Agreement, Executive remains under continuing obligations to the Company under the Confidentiality Agreement, including—as applicable—any provisions therein regarding nondisclosure of the Company’s trade secrets and confidential and proprietary information.

10.
No Cooperation. Subject to the Protected Activity Not Prohibited section, Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature. Executive agrees both to immediately notify the Company upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature or as related directly to the ADEA waiver in this Agreement. If approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that Executive cannot provide counsel or assistance.

11.
Nondisparagement. Subject to the “Protected Activity Not Prohibited” section below, Executive agrees to refrain from making statements that are maliciously disparaging or defamatory about Releasees, or Releasees’ customers, suppliers, or vendors, including but not limited to communications on social media websites such as Facebook, X/Twitter, LinkedIn, or Glassdoor on blogs, by text or email or other electronic means. This provision does not prohibit Executive from making truthful statements about the terms or conditions of Executive’s employment, or from exercising Executive’s rights under the National Labor Relations Act, government whistleblower programs, or whistleblowing statutes or regulations. Pursuant to C.R.S.A. section 24-34-407, disclosure of the underlying facts of any alleged discriminatory or unfair employment practice within the parameters specified in section 24-34-407(1)(b) does not constitute disparagement. Pursuant to section 24-34-407(1)(d), if Company disparages Executive to a third party, Company may not seek to enforce the non-disparagement provision of this Agreement or seek damages against Executive for violating these provisions, but all other remaining terms remain enforceable. Company agrees that its current officers and directors will refrain from making statements that are maliciously disparaging or defamatory about Executive, including but not limited to communications on social media websites such as Facebook, X/Twitter, LinkedIn, or Glassdoor on blogs, by text or email or other electronic means, for as long as they have an employment or director relationship with Company.

12.
Protected Activity Not Prohibited. Executive understands that nothing in this Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational

Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Executive further understands that Protected Activity does not include the disclosure of any Company attorney-client privileged communications or attorney work product. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Agreement constitutes a waiver of any rights Executive may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”). For purposes of clarity, nothing in this Agreement shall be interpreted to impair or limit Executive’s participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of Executives’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of Executive or the Company’s other current or former Executives, to the extent such activities are protected by Section 7 of the NLRA. Executive understands that nothing in any applicable pre-existing confidentiality agreements shall limit or prohibit Executive from engaging in any protected conduct set forth in this section.

13.
Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Executive acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Executive challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, or of any provision of the Confidentiality Agreement shall entitle the Company immediately to recover and/or cease providing the consideration provided to Executive under this Agreement and to obtain damages.

14.
No Admission of Liability. Executive understands and acknowledges that with respect to the claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive unless such claims were explicitly not released by the release in this Agreement. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity of any actual or potential claims or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Executive or to any third party.

15.
Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

16.
ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT,

THEIR INTERPRETATION, EXECUTIVE’S EMPLOYMENT WITH THE COMPANY OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EXECUTIVE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY. ANY ARBITRATION WILL OCCUR IN BOULDER COUNTY, COLORADO, BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS. THE PARTIES AGREE that the arbitrator shall issue a written decision on the merits. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, INCLUDING, BUT NOT LIMITED TO THE ARBITRATION SECTION OF ANY APPLICABLE PRE-EXISTING AGREEMENTS, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.

17.
Tax Consequences. The Company makes no representations or warranties with respect to the tax consequences of the payments and any other consideration provided to Executive or made on Executive’s behalf under the terms of this Agreement. Executive agrees and understands that Executive is responsible for payment, if any, of local, state, and/or federal taxes on the payments and any other consideration provided hereunder by the Company and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Company for any amounts claimed due on account of (a) Executive’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Company by reason of any such claims, including attorneys’ fees and costs. The Parties agree and acknowledge that the payments made pursuant to Section 1 of this Agreement are not related to sexual harassment or sexual abuse and not intended to fall within the scope of 26 U.S.C. Section 162(q).

18.
Section 409A. It is intended that this Agreement comply with, or be exempt from, Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. The Company and Executive will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Executive under Section 409A. In no event will the Releasees have any obligation to reimburse, indemnify or hold harmless Executive for any taxes or costs that may be imposed on or incurred by Executive as a result of Section 409A. In no event will Executive have discretion to determine the taxable year of payment of any separation-related payments.

19.
Authority. The Company represents and warrants that the undersigned has the authority to act on behalf of the Company and to bind the Company and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

20.
Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

21.
Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

22.
Entire Agreement. This Agreement represents the entire agreement and understanding between the Company and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Company and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Company (including the Employment Letter and the Severance Agreement), with the exception of surviving provisions of the Confidentiality Agreement, and the Stock Agreements (if applicable), except as otherwise modified or superseded herein.

23.
No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Company’s Chief Executive Officer or Chairman of the Board.

24.
Governing Law; Venue. This Agreement shall be governed by the laws of the State of Colorado, without regard for choice-of-law provisions, except that any dispute regarding the enforceability of the “Arbitration” section of this Agreement shall be governed by the FAA. Executive consents to personal and exclusive jurisdiction and venue in the State of Colorado.

25.
Effective Date. Executive understands that this Agreement shall be null and void if not executed by Executive within twenty-one (21) days. Executive has seven (7) days after Executive signs this Agreement to revoke it. This Agreement will become effective on the eighth (8th) day after Executive signed this Agreement, so long as it has not been revoked before that date (the “Effective Date”).

26.
Counterparts. This Agreement may be executed in counterparts and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

27.
Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Company or any third party, with the full intent of releasing all of Executive’s claims against the Company and any of the other Releasees. Executive acknowledges that:

(a) Executive has read this Agreement;

(b) Executive has a right to consult with counsel regarding this Agreement and has been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of Executive’s own choice or has elected not to retain legal counsel;

(c) Executive understands the terms and consequences of this Agreement and of the releases it contains;

(d) Executive is fully aware of the legal and binding effect of this Agreement; and

(e) Executive has not relied upon any representations or statements made by the Company that are not specifically set forth in this Agreement.

[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

SAMUEL KINTZ, AN INDIVIDUAL

Dated: December 10, 2025	/s/ Samuel Kintz
Samuel Kintz

Enliven Therapeutics, INC.

Dated: December 10, 2025	By: /s/ Benjamin Hohl
Benjamin Hohl
Chief Financial Officer

Addendum Required by C.R.S. § 24-34-407 (1)(f)

[###]

EXHIBIT A OF TRANSITION AGREEMENT

EXECUTIVE OPTIONS AS OF SEPARATION DATE

Plan	Grant Date	Number of Shares Subject to Option on Grant Date	Per Share Exercise Price	Number of Underlying Vested Shares Outstanding as of Separation Date without Acceleration	Number of Underlying Unvested Shares Outstanding as of Separation Date without Acceleration	Number of Shares Accelerating on Separation Date upon effectiveness of Separation Agreement	Number of Underlying Vested Shares Outstanding as of Separation Date after Acceleration	Number of Underlying Unvested Shares Outstanding as of Separation Date after Acceleration
2019	6/16/2020	188,841	$1.12	188,841	0	0	188,841	0
2019	3/25/2021	404,363	$2.48	404,363	0	0	404,363	0
2020	4/4/2023	452,000	$22.75	310,750	141,250	9,416	320,166	131,834
2020	2/13/2024	410,000	$14.85	179,375	230,625	8,541	187,916	222,084
2020	2/6/2025	490,000	$22.47	0	490,000	122,500	122,500	367,500

EXHIBIT B OF TRANSITION AGREEMENT

CONSULTING AGREEMENT

This Consulting Agreement (this “Agreement”) is made and entered into as of December 12, 2025 (the “Effective Date”) by and between Enliven Inc. (the “Company”), and Samuel Kintz, an individual (“Consultant”) (each herein referred to individually as a “Party,” or collectively as the “Parties”).

The Company desires to retain Consultant as an independent contractor to perform consulting services for the Company, and Consultant is willing to perform such services, on the terms described below. In consideration of the mutual promises contained herein, the Parties agree as follows:

1.
Services and Compensation

Consultant shall perform the services described in Exhibit B.1 (the “Services”) for the Company (or its designee), and the Company agrees to pay Consultant the compensation described in Exhibit B.1 for Consultant’s performance of the Services. Consultant shall perform the Services in accordance with applicable law and shall comply with any of the policies of the Company that are relevant to the Services.

2.
Confidentiality
A.
Definition of Confidential Information. “Company Confidential Information” means any information (including any and all combinations of individual items of information) of the Company or information of a third party in the Company’s possession, that relates to the actual or anticipated business and/or products, research or development of the Company, its affiliates or subsidiaries, or to the Company’s, its affiliates’ or subsidiaries’ technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company’s, its affiliates’ or subsidiaries’ products or services and markets thereof, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, marketing, finances, and other business information disclosed by Enliven, its affiliates or subsidiaries, either directly or indirectly, in writing, orally or by drawings or inspection of premises, parts, equipment, or other property of Enliven, its affiliates or subsidiaries. Company Confidential Information includes both (i) information created by others that Consultant learns or that becomes available to Consultant through the Company or its agents; and (ii) information that Consultant creates that the Company owns pursuant to Section 5 of this Agreement. Company Confidential Information shall not include any such information which Consultant can establish (i) was publicly known or made generally available prior to the time of disclosure by the Company to Consultant; (ii) becomes publicly known or made generally available after disclosure by the Company to Consultant through no wrongful action or omission by Consultant; or (iii) is in Consultant’s rightful possession, without confidentiality obligations, at the time of disclosure by the Company as shown by Consultant’s then-contemporaneous written records; provided that any combination of individual items of information shall not be deemed to be within any of the foregoing exceptions merely because one or more of the individual items are within such exception, unless the combination as a whole is within such exception. Nothing herein shall prohibit disclosure of information generally obtained by Consultant during the consulting relationship, information available to the public, and/or information the Consultant has a right to disclose.
B.
Nonuse and Nondisclosure. During and after the term of this Agreement, Consultant will hold in the strictest confidence, and take all reasonable precautions to prevent any unauthorized use or disclosure of, Company Confidential Information. Consultant will not (i) use Company Confidential Information for any purpose whatsoever other than as necessary for the performance of the Services on behalf of the Company, or (ii) subject to Consultant’s right to engage in protected conduct (as described in the Protected Activity Not Prohibited section below), disclose Company Confidential Information to any third party without the prior written consent of an authorized representative of the Company, except that Consultant may disclose Company Confidential Information to the extent compelled by applicable law; provided however, prior to such disclosure, Consultant shall provide prior written notice to the Company and seek a protective order or such similar confidential protection as may be available under applicable law. Consultant agrees that no ownership of Company Confidential Information is conveyed to Consultant. Without limiting the foregoing, Consultant shall not use or disclose any Company property, intellectual property rights, trade secrets or other proprietary know-how of the Company to invent, author, make, develop, design, or otherwise enable others to invent, author, make, develop, or design identical or substantially similar designs as those developed under this Agreement for any third party. Consultant agrees that Consultant’s obligations under this Section 2.B shall continue after the termination of this Agreement. Nothing in this Agreement prevents workers from engaging in protected conduct, as described in the Protected Activity Not Prohibited section below.
C.
Other Client Confidential Information. Consultant agrees that Consultant will not improperly use, disclose, or induce the Company to use any proprietary information or trade secrets of any former or current employer of Consultant or other person or entity with which Consultant has an obligation to keep such proprietary information or trade secrets in confidence. Consultant further agrees that Consultant will not bring onto the Company’s premises or transfer onto the Company’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such third party unless disclosure to, and use by, the Company has been consented to, in writing, by such third party and the Company.
D.
Third Party Confidential Information. Consultant recognizes that the Company has received, and in the future may receive, from third parties (for example, customers, suppliers, licensors, licensees, partners, and collaborators) as well as its subsidiaries and affiliates (“Associated Third Parties”), information which the Company is required to maintain and treat as confidential or proprietary information of such Associated Third Parties (“Associated Third Party Confidential Information”), and Consultant agrees to use such Associated Third Party Confidential Information only as directed by the Company and to not use or disclose such Associated Third Party Confidential Information in a manner that would violate the Company’s obligations to such Associated Third Parties. By way of example, Associated Third Party Confidential Information may include the habits or practices of Associated Third Parties, the technology of Associated Third Parties, requirements of Associated Third Parties, and information related to the business conducted between the Company and such Associated Third Parties.

Consultant agrees that at all times during the term of this Agreement and thereafter, Consultant owes the Company and its Associated Third Parties a duty to hold all such Associated Third Party Confidential Information in the strictest confidence, and not to use it or to disclose it to any person, firm, corporation, or other third party except as necessary in carrying out the Services for the Company consistent with the Company’s agreement with such Associated Third Parties.
3.
Non-Competition

Consultant will not, directly or indirectly, on Consultant’s behalf or on behalf of any other person, firm or corporation, obtain an interest in or perform services or duties in the same or similar capacity as the job duties Consultant performed while conducting the business of the Company, but only with respect to the following biological targets: (i) [†††] and [†††] during the term of this Agreement and for a twenty four (24) month period immediately following the termination of this Agreement; (ii) [†††] and [†††]during the term of this Agreement; (iii) [†††] during the term of this Agreement and for a twelve (12) month period immediately following the termination of this Agreement; (iv) [†††] during the term of this Agreement. Notwithstanding the foregoing, if, at the time of termination of this Agreement: (i) the Company or its affiliates are not working on [†††] or [†††], the restriction in Section 3(i) shall extend for a twelve (12) month period immediately following the termination of this Agreement; (ii) the Company or its affiliates are working on [†††] or [†††], the restriction in Section 3(i) shall extend for a twenty-four (24) month period immediately following the termination of this Agreement. Furthermore, any restrictions on Consultant’s activities contained in this Section are limited to those that will result in the disclosure, misappropriation, or use of trade secrets as defined by the Colorado Uniform Trade Secret Act, C.R.S. Sec. 7-74-101, et seq.

4.
Employee Non-Solicitation

During the consulting relationship and for a twenty four (24) month period immediately following cessation of the consulting relationship, Consultant will not directly or indirectly, solicit or recruit any current employee of Company [†††] to leave the Company.

5.
Ownership
A.
Assignment of Inventions. As between the Company and Consultant, Consultant agrees that all right, title, and interest in and to any and all copyrightable material, notes, records, drawings, designs, logos, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Consultant, solely or in collaboration with others, during the term of this Agreement and arising out of, or in connection with, performing the Services under this Agreement and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing (collectively, “Inventions”), are the sole property of the Company. Consultant also agrees to promptly make full written disclosure to the Company of any Inventions and to deliver and assign (or cause to be assigned) and hereby irrevocably assigns fully to the Company all of Consultant’s right, title and interest in and to the Inventions. Consultant agrees that this assignment includes a present conveyance to the Company of ownership of Inventions that are not yet in existence. Consultant understands and agrees that the decision whether or not to commercialize or market any Inventions is within the Company’s sole discretion and for the Company’s sole benefit, and that no royalty or other consideration will be due to Consultant as a result of the Company’s efforts to commercialize or market any such Inventions.
B.
Pre-Existing Materials. Subject to Section 5.A, Consultant will inform the Company, in writing, before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets, and other proprietary information or intellectual property rights owned by Consultant or in which Consultant has an interest, prior to, or separate from, performing the Services under this Agreement (“Prior Inventions”) into any Invention or otherwise utilizing any Prior Invention in the course of performing the Services; and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable, worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such incorporated or utilized Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Consultant will not incorporate any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets, and other proprietary information or intellectual property rights owned by any third party into any Invention without Company’s prior written permission.
C.
Moral Rights. Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Consultant hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.
D.
Maintenance of Records. Consultant agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Consultant (solely or jointly with others) during the term of this Agreement, and for a period of three (3) years thereafter. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that is customary in the industry and/or otherwise specified by the Company. As between the Company and Consultant, the records are and will be available to and remain the sole property of the Company at all times and upon Company’s request, Consultant shall deliver (or cause to be delivered) the same.
E.
Further Assurances. Consultant agrees to assist the Company, or its designee, at the Company’s expense, in every proper way to secure the Company’s rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such

Inventions. Consultant further agrees that Consultant’s obligations under this Section 5.E shall continue after the termination of this Agreement.
F.
Attorney-in-Fact. Consultant agrees that, if the Company is unable because of Consultant’s unavailability, dissolution, mental or physical incapacity, or for any other reason, to secure Consultant’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company in Section 5.A, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney-in-fact, to act for and on Consultant’s behalf to execute and file any papers and oaths and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Consultant. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.
6.
Conflicting Obligations

Consultant represents and warrants that Consultant has no agreements, relationships, or commitments to any other person or entity that conflict with the provisions of this Agreement, Consultant’s obligations to the Company under this Agreement, and/or Consultant’s ability to perform the Services. Consultant will not enter into any such conflicting agreement during the term of this Agreement; however, it is agreed and understood that Consultant may perform services for other persons or entities that are unrelated to the services Consultant is providing to Company and do not conflict with Consultant’s obligations under this Agreement so long as Consultant obtains the Company’s prior written permission prior to performing such services. For the avoidance of doubt, Consultant and Company agree that Consultant will be permitted to continue performing services for [†††] during the term of this Agreement without creating a conflict with Consultant’s obligations under this Agreement; however, Consultant understands and agrees that Consultant’s performance of any such services for [†††] must nevertheless comply with Sections 2 and 5 of this Agreement to the extent applicable. Consultant agrees to immediately notify the Company if any conflict or potential conflict emerges related to his service relationship with the Company, including where any such conflict could cause Inventions to be owned by any person or entity other than the Company. In providing services to any entities other than the Company, Consultant agrees to not use any Company property, equipment, facilities, systems, or Confidential Information. Similarly, Consultant agrees that Consultant will not use any such entity’s property, equipment, facilities, systems, or confidential, proprietary, or trade secret information to conduct work for the Company.

Prior to performing any Services under this Agreement, Consultant shall require all Consultant’s employees, contractors, or other third-parties performing Services under this Agreement to execute a confidentiality and assignment of rights agreement on substantially the same terms as those hereunder. Consultant’s violation of this Section 6 will be considered a material breach of this Agreement.

7.
Return of Company Materials

Upon the termination of this Agreement, or upon Company’s earlier request, Consultant will immediately deliver to the Company, and will not keep in Consultant’s possession, recreate, or deliver to anyone else, any and all Company property, including, but not limited to, Company Confidential Information, tangible embodiments of the Inventions, all devices and equipment belonging to the Company, all electronically-stored information and passwords to access such property, those records maintained pursuant to Section 5.D and any reproductions of any of the foregoing items that Consultant may have in Consultant’s possession or control. Consultant agrees that in discharging Consultant’s obligations pursuant to this section, Consultant will conduct a reasonable and good faith search for such information, property and equipment, including searching external storage devices, personal computers and email accounts, as well as cloud accounts.

8.
Term and Termination
A.
Term. The term of this Agreement will begin on the Effective Date of this Agreement and will continue until the earlier of (i) [†††], or (ii) termination as provided in Section 8.B.
B.
Termination. Either the Company or Consultant may terminate this Agreement upon giving the other party fourteen (14) days prior written notice of such termination pursuant to Section 13.G of this Agreement. The Company may terminate this Agreement immediately and without prior notice if Consultant refuses to or is unable to perform the Services or is in breach of any material provision of this Agreement.
C.
Survival. Upon any termination, all rights and duties of the Company and Consultant toward each other shall cease except:
a.
The Company will pay, within thirty (30) days after the effective date of termination, all amounts owing to Consultant for Services completed and accepted by the Company prior to the termination date and related reimbursable expenses, if any, submitted in accordance with the Company’s policies and in accordance with the provisions of Section 1 of this Agreement; and
b.
the sections entitled Confidentiality, Non-Competition, Employee Non-Solicitation, Ownership, Return of Company Materials, Term and Termination, Independent Contractor; Benefits, Indemnification, Limitation of Liability, Arbitration and Equitable Relief, and Miscellaneous will survive termination or expiration of this Agreement in accordance with their terms.
9.
Independent Contractor; Benefits
A.
Independent Contractor. It is the express intention of the Company and Consultant that Consultant perform the Services as an independent contractor to the Company. Nothing in this Agreement shall in any way be construed to constitute Consultant as an agent, Executive or representative of the Company. Without limiting the generality of the foregoing, Consultant is not authorized to bind the Company to any liability or obligation or to represent that Consultant has any such authority. Consultant agrees to furnish (or reimburse the Company for) all tools and materials necessary to accomplish this Agreement and shall incur all expenses associated with performance. Consultant acknowledges and agrees that Consultant is obligated to report as income all compensation received by Consultant pursuant to this Agreement. Consultant agrees to and acknowledges the obligation to pay all self-employment and other taxes on such income.
B.
Benefits. The Company and Consultant agree that Consultant will receive no Company-sponsored benefits from the Company where benefits include, but are not limited to, paid vacation, sick leave, medical insurance and 401k participation. If Consultant is reclassified by a state or federal agency or court as the Company’s Executive, Consultant will become a reclassified Executive and will receive no benefits from the Company, except those mandated by state or federal law, even if by the terms of the Company’s benefit plans or programs of the Company in effect at the time of such reclassification, Consultant would otherwise be eligible for such benefits.
10.
Indemnification

Consultant agrees to indemnify and hold harmless the Company and its affiliates and their directors, officers and Executives from and against all taxes, losses, damages, liabilities, costs and expenses, including attorneys’ fees and other legal expenses, arising directly or indirectly from or in connection with (i) any negligent, reckless or intentionally wrongful act of Consultant or Consultant’s assistants, Executives, contractors or agents, (ii) a determination by a court or agency that Consultant is not an independent contractor, (iii) any breach by Consultant or Consultant’s assistants, Executives, contractors or agents of any of the covenants contained in this Agreement and corresponding Company Confidential Information and Invention Assignment Agreement, (iv) any failure of Consultant to perform the Services in accordance with all applicable laws, rules and regulations, or (v) any violation or claimed violation of a third party’s rights resulting in whole, or in part, from the Company’s use of the Inventions or other deliverables of Consultant under this Agreement.

11.
Limitation of Liability

IN NO EVENT SHALL THE COMPANY BE LIABLE TO CONSULTANT OR TO ANY OTHER PARTY FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, OR DAMAGES FOR LOST PROFITS OR LOSS OF BUSINESS, HOWEVER CAUSED AND UNDER ANY THEORY OF LIABILITY, WHETHER BASED IN CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHER THEORY OF LIABILITY, REGARDLESS OF WHETHER THE COMPANY WAS ADVISED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY. IN NO EVENT SHALL EITHER PARTY’S LIABILITY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT EXCEED THE AMOUNTS PAID BY THE COMPANY TO CONSULTANT UNDER THIS AGREEMENT FOR THE SERVICES, DELIVERABLES OR INVENTION GIVING RISE TO SUCH LIABILITY.

12.
Arbitration and Equitable Relief
A.
Arbitration. In consideration of Consultant’s consulting relationship with THE Company, the Company’s promise to arbitrate all disputes related to Consultant’s consulting relationship with the Company, EXCEPT FOR CLAIMS OR DISPUTES ARISING FROM SECTION 4 OF THIS AGREEMENT, and Consultant’s receipt of compensation and other CONSIDERATION paid or PROVIDED to Consultant by the Company, at present and in the future, Consultant agrees that any and all controversies, claims, or disputes that consultant may have with the company (including any Company Executive, officer, director, trustee, or benefit plan of the Company, in their capacity as such or otherwise), arising out of, relating to, or resulting from Consultant’s consulting or other relationship with the Company or the termination of Consultant’s consulting or other relationship with the Company, including any breach of this Agreement, EXCEPT FOR CONSULTANT’S BREACH OF SECTION 4, shall be subject to binding arbitration pursuant to the federal arbitration Act (9 U.S.C. sec. 1 ET SEQ.) (THE “FAA”). THE FAA’S SUBSTANTIVE AND PROCEDURAL PROVISIONS SHALL EXCLUSIVELY GOVERN AND APPLY WITH FULL FORCE AND EFFECT TO THIS ARBITRATION AGREEMENT, INCLUDING ITS ENFORCEMENT, AND ANY STATE COURT OF COMPETENT JURISDICTION SHALL stay proceedings pending arbitration or COMPEL ARBITRATION IN THE SAME MANNER AS A FEDERAL COURT UNDER THE FAA. CONSULTANT FURTHER AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, CONSULTANT MAY BRING ANY ARBITRATION PROCEEDING ONLY IN CONSULTANT’S INDIVIDUAL CAPACITY, AND NOT AS A PLAINTIFF, REPRESENTATIVE, OR CLASS MEMBER IN ANY PURPORTED CLASS, COLLECTIVE OR REPRESENTATIVE ACTION, LAWSUIT OR PROCEEDING. TO THE FULLEST EXTENT PERMITTED BY LAW, CONSULTANT AGREES TO ARBITRATE any AND ALL COMMON LAW AND/OR statutory claims under LOCAL, state, or federal law, including, but not limited to, claims RELATING TO EMPLOYMENT OR INDEPENDENT CONTRACTOR STATUS, claims relating to compensation (cash, equity, or otherwise), claims relating to CLASSIFICATION, AND RELATIONSHIP WITH THE COMPANY, AND claims of BREACH OF CONTRACT, to the fullest extent permitted BY LAW. CONSULTANT ALSO AGREES TO ARBITRATE ANY AND ALL DISPUTES ARISING OUT OF OR RELATING TO THE INTERPRETATION OR APPLICATION OF THIS AGREEMENT TO ARBITRATE, BUT NOT DISPUTES ABOUT THE ENFORCEABILITY, REVOCABILITY OR VALIDITY OF THIS AGREEMENT TO ARBITRATE OR ITS REQUIREMENT THAT CONSULTANT MUST BRING ANY ARBITRATION PROCEEDING ONLY IN CONSULTANT’S INDIVIDUAL CAPACITY. WITH RESPECT TO ALL SUCH CLAIMS AND

DISPUTES THAT CONSULTANT AGREEs TO ARBITRATE, CONSULTANT HEREBY EXPRESSLY AGREES TO WAIVE, AND DOES WAIVE, ANY RIGHT TO A TRIAL BY JURY. Consultant further understands that this Agreement to arbitrate also applies to any disputes that the Company may have with Consultant. CONSULTANT UNDERSTANDS THAT NOTHING IN THIS AGREEMENT REQUIRES CONSULTANT TO ARBITRATE CLAIMS THAT CANNOT BE ARBITRATED UNDER THE SARBANES-OXLEY ACT or other law that expressly prohibits arbitration of a claim notwithstanding the application of the faa.
B.
Administration of Arbitration. Consultant agrees that any arbitration will be administered by JAMS pursuant to its EMPLOYMENT Arbitration Rules & Procedures (the “JAMS employment Rules”), WHICH ARE AVAILABLE AT http://www.jamsadr.com/rules-employment-arbitration/. IF THE JAMS employment RULES CANNOT BE ENFORCED AS TO THE ARBITRATION, THEN THE PARTIES AGREE THAT THEY WILL ARBITRATE THIS DISPUTE UTILIZING JAMS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES OR SUCH RULES AS THE ARBITRATOR MAY DEEM MOST APPROPRIATE FOR THE DISPUTE (THE RULES UNDER WHICH THE ARBITRATION IS ADMINISTERED, WHETHER THE JAMS EMPLOYMENT RULES, THE JAMS COMPREHENSIVE ARBITRATION RULES, OR OTHERWISE, ARE REFERRED TO HEREIN AS THE “JAMS RULES”). IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS SECTION AND THE JAMS RULES, THIS SECTION SHALL TAKE PRECEDENCE. CONSULTANT AGREES THAT THE USE OF THE JAMS employment RULES DOES NOT CHANGE CONSULTANT’S CLASSIFICATION TO THAT OF AN EMPLOYEE. TO THE CONTRARY, CONSULTANT REAFFIRMS THAT CONSULTANT IS AN INDEPENDENT CONTRACTOR. Consultant agrees that the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication and motions to dismiss and demurrers APPLYING THE STANDARDS for such motions SET FORTH UNDER applicable law. Consultant agrees that the arbitrator shall issue a written decision on the merits. CONSULTANT ALSO AGREES THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW, AND THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, WHERE PERMITTED BY APPLICABLE LAW. CONSULTANT AGREES that the decree or award rendered by the arbitrator may be entered as a final and binding judgment in any court having jurisdiction thereof. SUBJECT TO THE FAA’S EXCLUSIVE APPLICABILITY TO THE ENFORCEMENT OF THIS AGREEMENT TO ARBITRATE, Consultant agrees that the arbitrator shall administer and conduct any arbitration HEARING OR PROCEEDING APPLYING COLORADO

SUBSTANTIVE AND DECISIONAL LAW. Consultant agrees that any arbitration under this agreement shall be conducted in BOULDER COUNTY, cOLORADo.
C.
Remedy. FOR PURPOSES OF SEEKING PROVISIONAL REMEDIES ONLY, CONSULTANT AGREES THAT THE COMPANY AND CONSULTANT SHALL BE ENTITLED TO PURSUE ANY PROVISIONAL REMEDY IN COURT AS PERMITTED BY COLORADO’S UNIFORM ARBITRATION ACT. EXCEPT FOR SUCH PROVISIONAL RELIEF, CONSULTANT AGREES THAT ANY RELIEF OTHERWISE AVAILABLE TO THE COMPANY OR CONSULTANT UNDER APPLICABLE LAW SHALL BE PURSUED SOLELY AND EXCLUSIVELY IN ARBITRATION PURSUANT TO THE TERMS OF THIS AGREEMENT.
D.
Administrative Relief. Consultant understands that this Agreement does not prohibit Consultant from pursuing AN Administrative claim with A local, state or federal administrative BODY OR GOVERNMENT AGENCY such as the COLORADO CIVIL RIGHTS DIVISION, the Equal Employment Opportunity Commission, the National Labor Relations Board, THE SECURITIES AND EXCHANGE COMMISSION, or the workers’ compensation board. this agreement does, however, preclUde consultant from bringing any alleged wage claims with the Department of labor standards enforcement. Likewise, This Agreement does preclude Consultant from pursuing A court action regarding any SUCH CLAIM, except as permitted by law.
E.
Voluntary Nature of Agreement; Enforcement. Consultant acknowledges and agrees that CONSULTANT is executing this Agreement voluntarily and without any duress or undue influence by the Company or anyone else. Consultant further acknowledges and agrees that CONSULTANT has carefully read this Agreement and that Consultant has asked any questions needed for Consultant to understand the terms, consequences and binding effect of this Agreement and fully understand it, including that Consultant is waiving CONSULTANT’S right to a jury trial. Consultant agrees that CONSULTANT has been provided an opportunity to seek the advice of an attorney of Consultant’s choice before signing this Agreement. THIS ARBITRATION AGREEMENT IS TO BE ENFORCED TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW. ACCORDINGLY, consultant AGREEs THAT IF A COURT OR OTHER BODY OF COMPETENT JURISDICTION FINDS THAT ANY PROVISION OR PORTION OF THIS ARBITRATION AGREEMENT IS INVALID OR UNENFORCEABLE, SUCH PROVISION OR PORTION, AS APPLICABLE, SHALL BE ENFORCED TO THE MAXIMUM EXTENT PERMISSIBLE BY APPLICABLE LAW OR, IF NECESSARY, SEVERED, AND THE

REMAINDER OF THE ARBITRATION AGREEMENT WILL CONTINUE WITH FULL FORCE AND EFFECT.
13.
Miscellaneous
A.
Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by the laws of the State of Colorado, without regard to the conflicts of law provisions of Colorado or any other jurisdiction, except that any dispute regarding the enforceability of the arbitration section of this Agreement shall be governed by the FAA. To the extent that any lawsuit is permitted under this Agreement, the Parties hereby expressly consent to the personal and exclusive jurisdiction and venue of the state and federal courts located in Colorado.
B.
Assignability. This Agreement will be binding upon Consultant’s heirs, executors, assigns, administrators, and other legal representatives, and will be for the benefit of the Company, its successors, and its assigns. The Associated Third Parties are intended third-party beneficiaries to this Agreement with respect to Consultant’s obligations in Section 2.D. There are no intended third-party beneficiaries to this Agreement, except as expressly stated. Except as may otherwise be provided in this Agreement, Consultant may not sell, assign or delegate any rights or obligations under this Agreement. Notwithstanding anything to the contrary herein, the Company may assign this Agreement and its rights and obligations under this Agreement to any successor to all or substantially all of the Company’s relevant assets, whether by merger, consolidation, reorganization, reincorporation, sale of assets or stock, or otherwise. For the avoidance of doubt, the Company’s successors and assigns are authorized to enforce the Company’s rights under this Agreement.
C.
Entire Agreement. This Agreement, together with Exhibit B.1 herein, sets forth the entire agreement and understanding between the Parties with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions, or representations between the Parties. Consultant represents and warrants that Consultant is not relying on any statement or representation not contained in this Agreement. To the extent any terms set forth in any exhibit or schedule conflict with the terms set forth in this Agreement, the terms of this Agreement shall control unless otherwise expressly agreed by the Parties in such exhibit or schedule.
D.
Headings. Headings are used in this Agreement for reference only and shall not be considered when interpreting this Agreement.
E.
Severability. If a court or other body of competent jurisdiction finds, or the Parties mutually believe, any provision of this Agreement, or portion thereof, to be invalid or unenforceable, such provision will be enforced to the maximum extent permissible so as to effect the intent of the Parties, and the remainder of this Agreement will continue in full force and effect.
F.
Modification, Waiver. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in a writing signed by the Parties. Waiver by the Company of a breach of any provision of this Agreement will not operate as a waiver of any other or subsequent breach.

G.
Notices. Any notice or other communication required or permitted by this Agreement to be given to a Party shall be in writing and shall be deemed given (i) if delivered personally or by commercial messenger or courier service, (ii) when sent by confirmed facsimile, electronic mail, or electronic signature or (iii) if mailed by U.S. registered or certified mail (return receipt requested), to the Party at the Party’s address written below or at such other address as the Party may have previously specified by like notice. If by mail, delivery shall be deemed effective three business days after mailing in accordance with this Section 13.G.

(1) If to the Company, to:

6200 Lookout Road

Boulder, CO 80301

Attention: Chief Executive Officer and Chief Legal Officer

(2) If to Consultant, to the address for notice on the signature page to this Agreement or, if no such address is provided, to the last address of Consultant provided by Consultant to the Company.

H.
Attorneys’ Fees. In any court action at law or equity that is brought by one of the Parties to this Agreement to enforce or interpret the provisions of this Agreement, the prevailing Party will be entitled to reasonable attorneys’ fees, in addition to any other relief to which that Party may be entitled.
I.
Signatures. This Agreement may be signed in two counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document.
J.
Protected Activity Not Prohibited. Consultant understands that nothing in this Agreement shall in any way limit or prohibit Consultant from filing and/or pursuing a charge or complaint with, or otherwise communicating or cooperating with or participating in any investigation or proceeding that may be conducted by, any federal, state or local government agency or commission, including the Securities and Exchange Commission (“Government Agencies”), including disclosing documents or other information as permitted by law. In addition, Consultant understands that nothing in this Agreement, including its definition of Company Confidential Information, prevents Consultant from discussing or disclosing information about unlawful acts, such as harassment or discrimination or any other conduct that Consultant have reason to believe is unlawful. Notwithstanding the preceding, Consultant agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Company trade secrets, proprietary information, or confidential information that does not involve unlawful acts or the activity otherwise protected herein. Consultant further understands that Consultant is not permitted to disclose the Company’s attorney-client privileged communications or attorney work product. Pursuant to the Defend Trade Secrets Act of 2016, Consultant is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Consultant understands that nothing in this Agreement, including its definition of Company Confidential Information, limits Consultant’s rights to discuss or disclose Consultant’s compensation or the terms or conditions of Consultant’s service relationship with the Company, to the extent protected by applicable law, or otherwise impairs Consultant from assisting other Company current or former service providers in the exercise of their rights under applicable law.

(signature page follows)

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement as of the date first written above.

CONSULTANT		ENLIVEN INC.

By:	/s/ Samuel Kintz	By:	/s/ Benjamin Hohl
Name:	Samuel Kintz	Name:	Benjamin Hohl
		Title:	CFO

Address for Notice:

[***]

EXHIBIT B.1

SERVICES AND COMPENSATION

1.
Contact. Consultant’s principal Company contact:

Name: Rick Fair

Title: CEO

Email: [***]

Phone: [***]

2.
Services. The Services will include, but will not be limited to, the following categories, which will be provided on an as-needed basis, up to [†††]: Oversee the ongoing progression of the [†††] program, as well as other research and pre-clinical programs and activities as mutually agreed. Consultant shall have the title: “Head of Pipeline”.

Compensation. The Company will pay Consultant $41,666.67 per month, to be paid on a monthly basis. This amount shall be prorated for partial months worked. At the end of each calendar month, Consultant shall submit to Enliven a written invoice for Services, and such statement shall be subject to the approval of Enliven.

This Exhibit B.1 is accepted and agreed upon as of December 12, 2025.

CONSULTANT		ENLIVEN INC.

By:	/s/ Samuel Kintz	By:	/s/ Benjamin Hohl
Name:	Samuel Kintz	Name:	Benjamin Hohl
		Title:	Chief Financial Officer